Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES

FULL YEAR AND FOURTH QUARTER 2020 RESULTS

THE WOODLANDS, Texas, February 24, 2021 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced full year and fourth quarter 2020 results, which are within the range of the preliminary results that were pre-announced on January 29, 2021.  On that same date, the Company announced the sale of the general partner, incentive distribution rights, and 10.95 million common units of CSI Compressco LP ("CSI Compressco") and 15 compressor units to Spartan Energy Partners, which generated over $30 million of cash proceeds to TETRA.  TETRA’s income statement reflects CSI Compressco as discontinued operations, and the assets and liabilities of CSI Compressco are reflected as assets and liabilities held for sale as of December 31, 2020.  TETRA continues to own 5.2 million of CSI Compressco common units, which are equal to approximately 11% of the total outstanding CSI Compressco common units, with a current market value of approximately $10.6 million. Net loss before discontinued operations for the fourth quarter of 2020 was $7.1 million inclusive of $3.4 million of non-recurring charges and expenses. Total year cash from operating activities was $77 million, compared to $90 million in 2019.

Brady Murphy, TETRA’s Chief Executive Officer, stated, “I am pleased with our fourth quarter results and the way we finished out a very challenging 2020. We delivered positive Adjusted EBITDA and free cash flow in every quarter of 2020 and successfully executed on our key strategies, including the deconsolidation of CSI Compressco.  Our employees and management team’s exceptional focus throughout the year on cost management resulted in an  increase in adjusted free cash flow from continuing operations of $81 million in 2020 relative to 2019 and higher adjusted EBITDA margins while continuing to deliver the service quality our customers require with continued emphasis on the health and safety of our employees and customers.  Year-on-year, we reduced operating cost (as it impacts Adjusted EBITDA) by 34% (or $168 million), greater than the 33% decline in revenue.  The fourth quarter sequential revenue growth of 46% in Water & Flowback Services Division is a continuance of multi-year market share gains achieved through the introduction of new technologies, digitizing our operations, and moving towards more integrated water management solutions.  TETRA’s BlueLinxTM automated control system is enabling us to operate more efficiently and with less staff which produced sequential quarterly incremental Adjusted EBITDA margins of 37% (incremental Adjusted EBITDA as a percent of incremental revenue) for the Water Management and Flowback Division.  Aided by the benefit from our Standard Lithium agreement, Completions Fluids & Products Division achieved a 32.6% Adjusted EBITDA margin in the fourth quarter, a record high without the benefit of TETRA CS Neptune® fluids activity.  Industrial chemical sales remained strong throughout the year with a record revenue year for our European business.  In the first quarter of 2021, we continue to see strong demand for our calcium chloride business driven from extreme weather as we prepare to enter our seasonally high second quarter period in our Europe operations.”

“While many oilfield service companies reported EBITDA losses and negative free cash flow in 2020 in a global pandemic year with depressed oil and gas prices, TETRA generated $26 million of free cash flow from continuing operations without the benefit of monetizing working capital and improved Adjusted EBITDA margins by 150 basis points.  We believe this to be a strong accomplishment given the challenging market conditions.  As a result of the actions implemented during the year, net debt was reduced by $57 million, to $133 million as of December 31, 2020.  And as of February 18, 2021, net debt has been further reduced to approximately $120 million.”

“Heading into 2021 we have announced both the beginning, and the results, of numerous strategic actions initiated by management and our Board aimed at (a) simplifying TETRA’s capital structure and further focusing our business segments; (b) improving operating efficiencies; (c) reducing costs and (d) strengthening our balance sheet.  The impact of these initiatives are evident in TETRA’s fourth quarter and full year results.

“Additionally, and as mentioned in our January 19, 2021 press release, we have launched several initiatives to leverage our chemistry expertise and resources around carbon capture and energy storage. We remain committed to these important ESG initiatives including the use of our technology and products in carbon capture and our partnership with Standard Lithium.”

This press release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted earnings per share attributable to TETRA stockholders, Adjusted EBITDA, and Adjusted EBITDA Margin (Adjusted EBITDA as a percent of revenue) on consolidated and segment basis, Adjusted income/(loss) before tax, adjusted free cash flow from continuing operations, and net debt.  Please see Schedules E through J for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Total Year Results and Highlights

A summary of key financial metrics for the total year are as follows:

	Twelve Months Ended
	December 31, 2020	.	December 31, 2019	Change	% Change
	(In Millions)
Revenue	$ 377.7		$ 561.2	$ (183.5)	(33)%

Operating loss from continuing operations	$ (25.1)		$ (128.1)	$ 103.0	(80)%
% of revenue	(6.6)%		(22.8)%	16.2%
Adjusted EBITDA	$ 49.1		$ 64.6	$ (15.5)	(24)%
Adjusted EBITDA margin	13.0%		11.5%	1.5%

Cash flow from operations (including discontinued operations)	$ 76.9		$ 90.2	$ (13.3)	(15)%
Adjusted free cash flow from continuing operations	$ 58.9		$ (22.2)	$ 81.1	N/M

Net debt	$ 132.6		$ 189.3	$ (56.7)	(30)%

Total year revenue of $378 million declined 33% from 2019, while operating losses from continuing operations improved from a loss of $128 million in 2019 (inclusive of $117 million of unusual charges) to a loss of $25 million in 2020 (inclusive of $12.7 million of unusual charges).  Adjusted EBITDA decreased by only $15.5 million on a revenue decline of $184 million – representing decremental margins of 8.4%.  Adjusted EBITDA in 2020 was $49 million compared to $65 million in 2019.  Adjusted EBITDA margins improved 150 basis points to 13.0% despite the 33% decline in revenue reflecting the strength and diversity of the Company’s revenue streams and integrated business model.

For the full year 2020, Completions Fluids and Products revenue was $243 million with operating income of $55 million (22.8% of revenue) inclusive of $6.4 million of unusual charges.  Adjusted EBITDA was $68 million (28.1% of revenue).  Water and Flowback Services revenue in 2020 was $135 million with an operating loss of $22 million (16.2% of revenue) inclusive of $4.0 million of unusual charges.  Adjusted EBITDA was $10.9 million (8.1% of revenue) as the introduction of our TETRA SandStormTM advanced cyclone technology (sand filtration), digitization and remote monitoring of our field operations in addition to aggressive cost reductions allowed us to keep Water Management and Flowback Services adjusted EBITDA positive in all quarters of 2020.  Corporate G&A expenses, as they impact Adjusted EBITDA, were reduced by 31%, in line with the 33% decline in revenue on staff reductions, salary cuts, reduced employee benefits, and streamlining of the management structure by eliminating multiple senior management positions.

Fourth Quarter Results and Highlights

A summary of key financial metrics for the fourth quarter are as follows:

Fourth Quarter 2020 Results
	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(In Thousands, Except per Share Amounts)
Revenue	$75,458	$73,484	$135,910
Loss before discontinued operations	(7,097)	(9,409)	(113,021)
Adjusted EBITDA before discontinued operations(2)	11,001	7,360	21,964
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.06)	(0.08)	(0.91)
Adjusted EPS attributable to TETRA stockholders(2)	(0.03)	(0.06)	0.02
GAAP net cash provided by operating activities	12,085	4,440	5,250
Adjusted free cash flow from continuing operations(2)	$15,585	$7,499	$670
(2)

These financial measures are not in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see Schedules E, F, H, and I for the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure.)

Fourth quarter 2020 total revenue was $75 million and reflects an increase of 3% from the third quarter of 2020. Net loss before discontinued operations for the fourth quarter was $7.1 million, inclusive of $3.4 million of non-recurring charges and expenses. This compares to a net loss before discontinued operations of $9.4 million in the third quarter, inclusive of $2.0 million of non-recurring charges and expenses. Net loss per share attributable to TETRA stockholders in the fourth quarter was $0.12.  Excluding the non-recurring charges and expenses, the net loss per share attributable to TETRA stockholders was $0.03. Adjusted EBITDA excluding non-recurring charges, was $11.0 million and compares to $7.4 million in the third quarter.  Cash from operating activities was $12.1 million in the fourth quarter and compares to $4.4 million in the third quarter, while adjusted free cash flow from continuing operations was $15.6 million, compared to $7.5 million in the third quarter, and included the benefit of $14.2 million from the sale of compressors to Spartan Energy Partners.

Completion Fluids & Products revenue was $44.1 million in the fourth quarter of 2020, a decrease of 15% from the third quarter, primarily driven by a large international completion fluids sale to the Middle East in the third quarter that did not repeat in the fourth quarter. Industrial chemicals activity remained strong in the fourth quarter and with the extreme weather and recent market share wins we see even stronger sales activity in the first quarter of 2021. Completion Fluids & Products income before taxes was $11.0 million in the fourth quarter (24.9% of revenue) compared to $11.8 million (22.6% of revenue) in the third quarter.  Adjusted EBITDA of $14.4 million (32.6% of revenue - a 580 basis point sequential improvement) increased by $0.5 million sequentially.  The fourth quarter Adjusted EBITDA margin of 32.6% is a record high without the benefit of TETRA CS Neptune fluids and reflects $1.2 million of earnings in the quarter from the Company’s lithium agreement.

Water & Flowback Services fourth quarter 2020 revenue of $31.3 million increased 46% from the third quarter driven by stronger U.S. land activity and contributions from the proprietary TETRA SandStorm advanced cyclone technology. Water & Flowback Services loss before taxes was $3.4 million. Adjusted EBITDA increased $3.6M sequentially to $3.7M in the fourth quarter with Adjusted EBITDA margins of 11.8% of revenue. In the first quarter of 2021, TETRA secured the first project outside the United States, in Argentina, for a fully automated sand recovery project using our Sandstrom technology.  Given the market share gains and increased demand for this highly effective sand filtration technology, the Company is investing additional capital to increase the fleet by approximately 40%. We also continue~~d~~ to deploy our TETRA BlueLinx automated control system solution which is a key enabler for our integrated water management projects which peaked at a record 35 in the fourth quarter.  Recent weather conditions will have an impact on the first quarter 2021 results as frac crews shut down due to roads not being passable.  The magnitude of these curtailments are currently being quantified.

Fourth quarter corporate G&A expenses, including non-cash equity compensation, was $7.6 million, compared to $9.0 million in the third quarter. Fourth quarter corporate G&A expenses, as it impacts Adjusted EBITDA, were $5.9 million (7.9% of revenue), down 20% sequentially and down 45% from the fourth quarter of 2019. This compares to the 44% reduction in revenue in the fourth quarter of 2020 when compared to the same quarter of 2019. Fourth quarter corporate G&A expenses, as it impacts Adjusted EBITDA, were reduced by $20 million on an annualized basis when compared to the fourth quarter of last year.

Free Cash Flow and Balance Sheet

Cash from operating activities was $12.1 million in the fourth quarter while adjusted free cash flow from continuing operations was $15.6 million - the seventh quarter in a row that adjusted free cash flow from continuing operations was positive.  The fourth quarter includes the benefit of $14.2 million in proceeds from the sale of compression equipment.

Liquidity at the end of fourth quarter was $92 million, an improvement of $22 million from the same period last year.  Liquidity is defined as unrestricted cash plus availability under the revolving credit facility.  Consolidated debt was $200 million, while net debt was $133 million.  At the end of the fourth quarter unrestricted cash was $67 million.

Non-recurring Charges and Expenses Items

Non-recurring charges and expenses are on Schedule E and include $1.2 million of bad debt expense, $1.3M of restructuring and severance expense, $0.8M of transaction expenses mainly related to the CSI Compressco deconsolidation and $0.1 million of other expenses.

Conference Call

TETRA will host a conference call to discuss these results on February 25, 2021, at 10:30 a.m. Eastern Time. The phone number for the call is 1-888-347-5303. The conference call will also be available by live audio webcast and may be accessed through the Company's investor relations website at http://ir.tetratec.com/events-and-webcasts. A replay of the conference call will be available at 1-877-344-7529 conference number 10151749, for one week following the conference call and the archived webcast will be available through the Company's website for thirty days following the conference call.

Investor Contact

For further information: Elijio Serrano, CFO, TETRA Technologies, Inc., The Woodlands, Texas, Phone: (281) 367-1983, www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Statement Regarding Use of Non-GAAP Financial Measures

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation of Net Debt

Schedule H: Non-GAAP Reconciliation to Adjusted Free Cash Flow

Schedule I: Non-GAAP Reconciliation to Adjusted Free Cash Flow From Continuing Operations

Schedule J: Non-GAAP Reconciliation to Adjusted EBITDA Margins and Adjusted Income (Loss) Before Tax Margins

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, and production well testing.  TETRA owns an 11% equity interest in CSI Compressco LP (NASDAQ: CCLP) and approximately 1% equity interest in Standard Lithium (TSXV: SLL).

Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning economic and operating conditions that are outside of our control, including the trading price of our common stock; the current significant surplus in the supply of oil and the ability of the OPEC and other oil producing nations to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently, which is negatively impacting our business; the availability of adequate sources of capital to us; curtailments in production and completion activities related to extreme winter weather; expected customer drilling activity, resumption of shut-in oil production and capital spending and maintenance spending for 2020 and 2021; the availability of raw materials and labor at reasonable prices; risks related to acquisitions and our growth strategy; restrictions under our debt agreements and the consequences of any failure to comply with debt covenants; the effect and results of litigation, regulatory matters, settlements, audits, assessments, and contingencies; risks related to our foreign operations; information technology risks including the risk of cyber-attacks; the severity and duration of the COVID-19 pandemic and related economic repercussions and the resulting negative impact on the demand for oil and gas; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts, and supply chain disruptions; other global or national health concerns; and projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(In Thousands, Except per Share Amounts)
Revenues	$75,458	$135,910	$377,715	$561,241

Cost of sales, services, and rentals	53,239	92,798	271,528	411,050
Depreciation, amortization, and accretion	9,280	10,296	38,214	47,563
Impairments and other charges	458	91,890	556	92,037
Insurance recoveries	—	(149)	(126)	(1,216)
Total cost of revenues	62,977	194,835	310,172	549,434
Gross profit	12,481	(58,925)	67,543	11,807

General and administrative expense	16,363	24,134	76,697	96,466
Goodwill impairment	—	25,784	—	25,784
Interest expense, net	4,692	5,282	18,926	21,256
(Gain) loss on sales of assets	18	(558)	(2,878)	(1,665)
Warrants fair value adjustment (income) expense	76	(589)	(251)	(1,624)
Other (income) expense, net	(1,452)	(396)	135	(301)
Income (loss) before taxes and discontinued operations	(7,216)	(112,582)	(25,086)	(128,109)
Provision (benefit) for income taxes	(119)	439	1,758	2,811
Income (Loss) before discontinued operations	(7,097)	(113,021)	(26,844)	(130,920)
Discontinued operations:
Loss from discontinued operations, net of taxes	(7,954)	(359)	(24,191)	(16,042)
Net income (loss)	(15,051)	(113,380)	(51,035)	(146,962)
Less: net (income) loss attributable to noncontrolling interest	16	(451)	(108)	(451)
Net income (loss) attributable to TETRA stockholders	$(15,035)	$(113,831)	$(51,143)	$(147,413)

Basic per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.06)	$(0.91)	$(0.22)	$(1.04)
Income (loss) from discontinued operations attributable to TETRA stockholders	(0.06)	0.00	(0.19)	(0.13)
Net income (loss) attributable to TETRA stockholders	$(0.12)	$(0.91)	$(0.41)	$(1.17)
Weighted average shares outstanding	125,976	125,541	125,838	125,600

Diluted per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.06)	$(0.91)	$(0.22)	$(1.04)
Income (loss) from discontinued operations attributable to TETRA stockholders	(0.06)	0.00	(0.19)	(0.13)
Net income (loss) attributable to TETRA stockholders	$(0.12)	$(0.91)	$(0.41)	$(1.17)
Weighted average shares outstanding	125,976	125,541	125,838	125,600

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
		(in Thousands)
Revenues by segment:
Completion Fluids & Products Division	$44,128	$78,567	$242,661	$279,255
Water & Flowback Services Division	31,330	57,343	135,054	281,986
Eliminations and other	—	—	—	—
Total revenues	$75,458	$135,910	$377,715	$561,241

Gross profit (loss) by segment:
Completion Fluids & Products Division	$14,226	$(61,687)	$77,206	$(15,034)
Water & Flowback Services Division	(1,573)	2,881	(8,857)	27,458
Eliminations and other	(172)	(119)	(806)	(617)
Total gross profit	$12,481	$(58,925)	$67,543	$11,807

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$10,979	$(66,086)	$55,334	$(33,969)
Water & Flowback Services Division	(3,442)	(28,441)	(21,850)	(21,173)
Corporate, Eliminations, and other	(14,753)	(18,055)	(58,570)	(72,967)
Total income (loss) before taxes	$(7,216)	$(112,582)	$(25,086)	$(128,109)

Please note that the above results by Segment include special charges and expenses. Please see Schedule E for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (December 31, 2020 Unaudited)

	December 31, 2020	December 31, 2019
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$67,252	$15,334
Accounts receivable, net	64,078	111,194
Inventories	76,658	80,473
Assets of discontinued operations	710,006	822,699
Other current assets	13,552	17,012
PP&E, net	96,856	116,270
Other assets	104,437	108,940
Total assets	$1,132,839	$1,271,922

Liabilities of discontinued operations	$734,039	$755,766
Other current liabilities	64,039	86,261
Long-term debt	199,894	204,633
Long-term portion of asset retirement obligations	12,484	12,762
Warrants liability	198	449
Operating lease liabilities	37,569	40,097
Other long-term liabilities	13,554	9,128
Equity	71,062	162,826
Total liabilities and equity	$1,132,839	$1,271,922

Schedule D: Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with U.S. GAAP, this press release may include the following non-GAAP financial measures for the Company: net debt; adjusted consolidated and segment income (loss) before taxes and special charges; adjusted diluted earnings (loss) per share before discontinued operations; consolidated and segment adjusted EBITDA; net income (loss) before taxes, Adjusted income (loss) before tax, Adjusted income (loss) before tax as a % of revenue, TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations; and segment adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”). The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share before discontinued operations is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits). Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and certain non-cash charges and non-recurring adjustments. Adjusted EBITDA before discontinued operations (and Adjusted EBITDA margin) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Adjusted income before tax is defined as earnings (loss) before interest, taxes, impairments and certain non-cash charges and non-recurring adjustments.  Adjusted income before tax (and Adjusted income before tax as a percent of revenue or Adjusted income before tax margin which is Adjusted income before tax divided by revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s normalized profitability while excluding any unusual, non-recurring items and tax benefits or detriment.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, less capital expenditures net of sales proceeds and cost of equipment sold and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less discontinued operations EBITDA and discontinued operations capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations do not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items (Unaudited)

	Three Months Ended December 31, 2020

	Income (Loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(3,775)	$(119)	$(16)	$(3,640)	$(0.03)
Stock Warrant fair value adjustment	(76)	—	—	(76)	0.00
Transaction and other expenses	(826)	—	—	(826)	(0.01)
Impairments and other non-EBITDA charges	—	—	—	—	0.00
Restructuring charges	(984)	—	—	(984)	(0.01)
Severance	(332)	—	—	(332)	0.00
Bad Debt	(1,223)	—	—	(1,223)	(0.01)
Net income (loss) before discontinued operations	(7,216)	(119)	(16)	(7,081)	(0.06)
Loss from discontinued operations				(7,954)	(0.06)
Net Income (loss) attributable to TETRA stockholders, as reported				$(15,035)	$(0.12)

	Three Months Ended September 30, 2020

	Income (Loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(7,424)	$(50)	$46	$(7,420)	$(0.06)
Transaction and other expenses	113	—	—	113	0.00
Impairments and other non-EBITDA charges	(97)	—	—	(97)	0.00
Restructuring charges	(790)	—	—	(790)	(0.01)
Severance	(1,260)	—	—	(1,260)	(0.01)
Bad Debt	—	—	—	—	0.00
Goodwill Impairment	—	—	—	—	0.00
Effect of deferred tax valuation allowance and other related tax adjustments	—	—	—	—	0.00
Net income (loss) before discontinued operations	(9,458)	(50)	46	(9,454)	(0.08)
Loss from discontinued operations				(3,848)	(0.02)
Net Income (loss) attributable to TETRA stockholders, as reported				$(13,302)	$(0.10)

	Three Months Ended December 31, 2019

	Income (Loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$4,555	$958	$451	$3,146	$0.02
Stock Warrant fair value adjustment	588	123	—	465	0.00
Transaction and other expenses	(185)	(39)	—	(146)	0.00
Impairments and other non-EBITDA charges	(91,606)	(19,237)	—	(72,369)	(0.58)
Restructuring charges	(552)	(116)	—	(436)	0.00
Severance	—	—	—	—	0.00
Earnout Adjustment	200	42	—	160	0.00
Lee Plant Facility Insurance Proceeds	202	42	—	160	0.00
Goodwill Impairment	(25,784)	(5,415)	—	(20,369)	(0.16)
Effect of deferred tax valuation allowance and other related tax adjustments	—	24,081	—	(24,081)	(0.19)
Net income (loss) before discontinued operations	(112,582)	439	451	(113,472)	(0.91)
Loss from discontinued operations				(359)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$(113,831)	$(0.91)

	Twelve Months Ended December 31, 2020

	Income (Loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(12,346)	$1,758	$108	$(14,212)	$(0.11)
Stock Warrant fair value adjustment	251	—	—	251	0.00
Transaction and other expenses	(1,027)	—	—	(1,027)	(0.01)
Impairments and other non-EBITDA charges	(97)	—	—	(97)	0.00
Restructuring charges	(2,252)	—	—	(2,252)	(0.02)
Severance	(4,574)	—	—	(4,574)	(0.04)
Bad Debt	(5,041)	—	—	(5,041)	(0.04)
Effect of Deferred Tax Valuation Allowance and other related tax adjustments	—	—	—	—	—
Net Income (loss) before discontinued operations	(25,086)	1,758	108	(26,952)	(0.22)
Loss from discontinued operations				(24,191)	(0.19)
Net Income (loss) attributable to TETRA stockholders, as reported				$(51,143)	$(0.41)

	Twelve Months Ended December 31, 2019

	Income (Loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncontrolling Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(10,829)	$(2,720)	$451	$(8,560)	$(0.07)
Stock Warrant fair value adjustment	1,624	341	—	1,283	0.01
5% Cash Warrant fair value adjustment	209	44	—	165	0.00
Transaction and other expenses	(574)	(121)	—	(453)	0.00
Impairments and other non-EBITDA charges	(91,753)	(19,268)	—	(72,485)	(0.58)
Restructuring charges	(552)	(116)	—	(436)	0.00
Severance	(2,065)	—	—	(2,065)	(0.02)
Bad Debt	(76)	(2)	—	(74)	0.00
Earnout Adjustment	1,000	210	—	790	0.01
Lee Plant Facility Insurance Proceeds	691	145	—	546	0.00
Goodwill Impairment	(25,784)	(5,415)	—	(20,369)	(0.16)
Effect of deferred tax valuation allowance and other related tax adjustments	—	29,713	—	(29,713)	(0.24)
Net Income (loss) before discontinued operations	(128,109)	2,811	451	(131,371)	(1.04)
Loss from discontinued operations				(16,042)	(0.13)
Net Income (loss) attributable to TETRA stockholders, as reported				$(147,413)	$(1.17)

Schedule F: Non-GAAP Reconciliation to GAAP Financials (Unaudited)*

	Three Months Ended December 31, 2020

	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$10,979	$1,880	$12,859	$(265)	$1,810	$—	$14,404
Water & Flowback Services Division			(3,442)	875	(2,567)	(1,506)	7,757	—	3,684
Eliminations and other			4	—	4	—	(4)	—	—
Subtotal			7,541	2,755	10,296	(1,771)	9,563	—	18,088
Corporate G&A			(7,550)	610	(6,940)	—	—	991	(5,949)
Other			(7,207)	76	(7,131)	5,817	176	—	(1,138)
TETRA excluding Discontinued Operations	$(7,097)	$(119)	$(7,216)	$3,441	$(3,775)	$4,046	$9,739	$991	$11,001

	Three Months Ended September 30, 2020

	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$11,756	$729	$12,485	$(291)	$1,710	$—	$13,904
Water & Flowback Services Division			(7,746)	274	(7,472)	(77)	7,584	—	35
Eliminations and other			3	—	3	—	(3)	—	—
Subtotal			4,013	1,003	5,016	(368)	9,291	—	13,939
Corporate G&A			(8,959)	934	(8,025)	—	—	983	(7,422)
Other			(4,513)	97	(4,416)	4,706	173	—	463
TETRA excluding Discontinued Operations	$9,409	$(50)	$(9,459)	$2,034	$(7,425)	$4,338	$9,464	$983	$7,360

	Three Months Ended December 31, 2019

	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Depreciation & Amortization	Adjusted Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$(66,086)	$91,482	$25,396	$(167)	$2,454	$—	$27,683
Water & Flowback Services Division			(28,441)	26,343	(2,098)	5	7,718	—	5,625
Eliminations and other			4	—	4	—	(4)	—	—
Subtotal			(94,523)	117,825	23,302	(162)	10,168	—	33,308
Corporate G&A			(12,455)	—	(12,455)	—	—	1,547	(10,908)
Other			(5,606)	(403)	(6,009)	5,444	129	—	(436)
TETRA excluding Discontinued Operations	$(113,021)	$(439)	$(112,584)	$117,422	$4,838	$5,282	$10,297	$1,547	$21,964

	Twelve Months Ended December 31, 2020

	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$55,334	$6,370	$61,704	$(853)	$7,389	$—	$68,240
Water & Flowback Services Division			(21,850)	3,960	(17,890)	(1,594)	30,384	—	10,900
Eliminations and other			12	—	12	—	(12)	—	—
Subtotal			33,496	10,330	43,826	(2,447)	37,761	—	79,140
Corporate G&A			(36,201)	2,185	(34,016)	—		4,721	(29,295)
Other			(22,381)	226	(22,155)	20,727	720	—	(708)
TETRA excluding Discontinued Operations	$(26,844)	$(1,758)	(25,086)	$12,741	$(12,345)	$18,280	$38,481	$4,721	$49,137

	Twelve Months Ended December 31, 2019

	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Depreciation & Amortization	Adjusted Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$(33,969)	$91,140	$57,171	$(720)	$13,518	$—	$69,969
Water & Flowback Services Division			(21,173)	25,619	4,446	(1)	33,424	—	37,869
Eliminations and other			14	—	14	—	(14)	—	—
Subtotal			(55,128)	116,759	61,631	(721)	46,928	—	107,838
Corporate G&A			(51,466)	2,085	(49,381)			7,064	(42,317)
Other			(21,515)	(1,471)	(22,986)	21,473	635	—	(878)
TETRA excluding Discontinued Operations	$(130,920)	$(2,811)	$(128,109)	$117,373	$(10,736)	$20,752	$47,563	$7,064	$64,643

* Excludes the impact from discontinued operations.

Schedule G: Non-GAAP Reconciliation of Net Debt (Unaudited)

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

(In Millions)	December 31, 2020	December 31, 2019

Non-restricted cash	$67.3	$15.3

Carrying value of long-term debt:
Term Credit Agreement	199.9	204.6
Net debt	$132.6	$189.3

Schedule H: Non-GAAP Reconciliation to Adjusted Free Cash Flow (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(In Thousands)

Cash from operating activities	$12,085	$4,440	$5,250	$76,912	$90,232
Capital expenditures, net of sales proceeds	4,089	16,990	(8,348)	6,782	(95,388)
Free cash flow	16,174	21,430	(3,098)	83,694	(5,156)
Distributions from CSI Compressco LP (1)	168	168	168	674	674
Adjusted free cash flow	16,342	21,598	(2,930)	84,368	(4,482)

(1) Distributions from CCLP relate to TETRA’s former 1.4% general partner interest and 33.7% limited partner interest. Following the GP Sale on January 29, 2021, TETRA retained a 10.9% limited partner interest in CCLP.

Schedule I: Non-GAAP Reconciliation to Adjusted Free Cash Flow From Continuing Operations (unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(In Thousands)
Cash from operating activities	$12,085	$4,440	$5,250	$76,912	$90,232
Less: Discontinued operations operating activities (adjusted EBITDA)	7,033	(4,451)	(90)	20,762	67,696
Cash from continued operating activities	5,052	8,891	5,340	56,150	22,536
Continuing operations capital expenditures	(3,830)	(1,560)	(4,028)	2,116	(30,615)
Less: Investment in (sale of) CCLP Compressors	14,195	—	(810)	—	(14,782)
Plus: Distributions from CSI Compressco LP(1)	168	168	168	674	674
Adjusted free cash flow from continuing operations	15,585	7,499	670	58,940	(22,187)

(1) Distributions from CCLP relate to TETRA’s former 1.4% general partner interest and 33.7% limited partner interest. Following the GP Sale on January 29, 2021, TETRA retained a 10.9% limited partner interest in CCLP.

Schedule J: Non-GAAP Reconciliation to Adjusted EBITDA Margins and Adjusted Income (Loss) before tax margins (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(In Thousands)

Consolidated
Revenue	$75,458	$73,484	$135,910	$377,715	$561,241
Income Before Tax	(7,216)	(9,458)	(112,582)	(25,086)	(128,109)
Adjusted income before tax (Schedule F)	(3,775)	(7,424)	4,838	(12,345)	(10,736)
Adjusted EBITDA (Schedule F)	11,001	7,360	21,964	49,137	64,643
Income Before Tax as a % of Revenue	(9.6)%	(12.9)%	(82.8)%	(6.6)%	(22.8)%
Adjusted income before tax as a % of Revenue	(5.0)%	(10.1)%	3.6%	(3.3)%	(1.9)%
Adjusted EBITDA as a % of Revenue	14.6%	9.5%	16.2%	13.0%	11.5%

Completion Fluids & Products
Revenue	$44,128	$51,950	$78,567	$242,661	$279,255
Income Before Tax	10,979	11,757	(66,086)	55,334	(33,969)
Adjusted income before tax (Schedule F)	12,859	12,485	25,396	61,704	57,171
Adjusted EBITDA (Schedule F)	14,404	13,904	27,683	68,240	69,969
Adjusted income before tax as a % of Revenue	24.9%	22.6%	(84.1)%	22.8%	(12.2)%
Income Before Tax as a % of Revenue	29.1%	24.0%	32.3%	25.4%	20.5%
Adjusted EBITDA as a % of Revenue	32.6%	26.8%	35.2%	28.1%	25.1%

Water & Flowback Services
Revenue	$31,330	$21,535	$57,343	$135,054	$281,986
Income Before Tax	(3,442)	(7,747)	(28,441)	(21,850)	(21,173)
Adjusted income before tax (Schedule F)	(2,567)	(7,472)	(2,098)	(17,890)	4,446
Adjusted EBITDA (Schedule F)	3,684	35	5,625	10,900	37,869
Income Before Tax as a % of Revenue	(11.0)%	(36.0)%	(49.6)%	(16.2)%	(7.5)%
Adjusted income before tax as a % of Revenue	(8.2)%	(34.7)%	(3.7)%	(13.2)%	1.6%
Adjusted EBITDA as a % of Revenue	11.8%	0.2%	9.8%	8.1%	13.4%